EXHIBIT 10.3
*Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.
FIRST AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT
FOR N-ACETYLCYSTEINE
     THIS FIRST AMENDMENT (the “First Amendment”) to that certain Manufacturing and Supply Agreement for N-Acetylcysteine (the "Agreement”), dated as of January 15, 2002, as modified by that certain Novation Agreement, dated as of January 27, 2006 (to be attached hereto), is entered into by and between CUMBERLAND PHARMACEUTICALS INC., a corporation organized and existing under the laws of Tennessee, United States (“CUMBERLAND”), and BIONICHE TEORANTA, a corporation organized and existing under the laws of Ireland (“BIONICHE”), and is effective as of November 16, 2006. Capitalized terms used but not defined in this First Amendment shall have the meanings that are set forth in the Agreement.
WITNESSETH:
     WHEREAS, BIONICHE is the assignee under the Agreement of BIONICHE PHARMA GROUP LIMITED, an Affiliate thereof.
     WHEREAS, CUMBERLAND and BIONICHE agree that the exceptions to the exclusivity provisions set forth in Paragraph 5.6 of the Agreement which permit BIONICHE to (i) sell Excluded Products or Other Products or (ii) market or distribute Excluded Products or Other Products in association with any third Person other than CUMBERLAND in certain circumstances shall be deleted from the Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representation and warranties contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.	Paragraph 1.7 is amended and restated in its entirety as follows:

DRUG PRODUCT shall mean the N-acetylcysteine pharmaceutical product developed by CUMBERLAND and marketed for any current or future approved indications under the trade name ACETADOTE or any other trade name selected by CUMBERLAND.

2.	Paragraph 1.9 is hereby amended and restated as follows:

FACILITY shall mean the manufacturing facility and the real property underlying such manufacturing facility operated by BIONICHE, located at Inverin, Co, Galway, Republic of Ireland.

3.	Paragraph 1.18 defines TERRITORY as having the meaning set forth in Schedule III. Schedule III of the Agreement, and therefore the TERRITORY, is hereby amended and restated as follows:

The United States of America and all its possessions and territories, [***].

4.	Paragraph 3.1 is amended and restated in its entirety as follows:

This Agreement shall commence on the date first above written and will continue until January 23, 2011, unless sooner terminated pursuant to Paragraphs 3.2 or 3.3 hereof or extended pursuant to this Paragraph 3.1. CUMBERLAND shall have the option to extend the duration of this Agreement for five (5) years upon prior written notice provided by CUMBERLAND to BIONICHE at least 180 days prior to January 23, 2011; otherwise, the Agreement shall expire on such date in accordance with its terms. If CUMBERLAND exercises such option, then subject to Paragraphs 3.2 and 3.3, the Agreement shall be automatically renewed for successive three-year terms after expiration of the initial extended term, unless either party notifies the other party in writing at least twelve (12) months in advance of the expiration of the then current term that the party is terminating the Agreement.

5.	Subparagraphs 3.2(d) and (e) are deleted from the Agreement in their entirety and Subparagraph 3.2(f) is re-lettered as 3.2(d).

6.	Paragraph 3.5 is amended by adding a reference to Paragraph 3.4 thereto (such that Paragraph 3.4 is identified as a “surviving” provision.)

7.	Subparagraph 5.6(a) is amended and restated in its entirety as follows:

(a)	Neither BIONICHE nor any Affiliate thereof will sell, give away, or deliver to any other person, firm, or corporation any form of the Drug Product in the Territory for any indications, while this Agreement is effective and for two years after the termination of this Agreement; provided that such restrictions shall not apply in the event of termination by BIONICHE pursuant to Subparagraphs 3.2(a) or (b), or Paragraph 3.3.

8.	Subparagraphs 5.6(b), (c), (d), and (e) are deleted from the Agreement in their entirety; Subparagraphs 5.6(f) and (g) are re-lettered as 5.6(b) and (c), respectively; and Subparagraph 5.6(f) (re-lettered 5.6(b)) is amended and restated in its entirety as follows:

(b)	Except in the event that BIONICHE fails to supply all Drug Product ordered within [***] of receipt of a Purchase Order in accordance with Paragraph 2.7, or in the event of Force Majeure, CUMBERLAND will order its entire requirement of the Drug Product for the Territory from BIONICHE. If CUMBERLAND notifies BIONICHE that it intends to distribute the Drug Product in countries not included in the Territory, then the parties shall negotiate in good faith, for a period not to exceed [***] after CUMBERLAND provides such notice, to amend this Agreement to expand the Territory hereunder (and to add additional minimum purchase quantities for such expanded Territory, as contemplated under Paragraph 5.7); provided that, if the parties fail to agree upon the terms of supply for an expanded Territory within such [***], CUMBERLAND shall have no obligation to purchase requirements of such Drug Products for such other countries from BIONICHE, but its obligations hereunder with respect to the Territory shall remain in full force and effect.
9.	Paragraph 5.7 is amended and restated in its entirety as follows:

CUMBERLAND shall use its best efforts to achieve the minimum purchase quantities set forth in Schedule V to this Agreement for each format of Drug Product sold in the Territory by CUMBERLAND. In the event CUMBERLAND is required to procure Drug Product from other sources in accordance with Paragraph 2.7, the minimum annual purchase obligation set out in Schedule V shall be decreased by the quantity BIONICHE failed to deliver hereunder.

Schedule V of the Agreement is hereby stated as follows:

[***]
10.	Paragraph 11.1 is amended by replacing the address for notice (and relevant copies) for CUMBERLAND and BIONICHE, as follows:

If to CUMBERLAND:	CUMBERLAND PHARMACEUTICALS INC.
2525 West End Avenue, Suite 950
Nashville, Tennessee 37203
Attn: Chief Executive Officer
Telephone: 615-255-0068
Facsimile: 615-255-0094

If to BIONICHE:	BIONICHE TEORANTA
Inverin, Co. Galway,
Ireland
Attn: Managing Director
Telephone: +353 91 593202
Facsimile: +353 91 593228
11.	Miscellaneous.

(a) Authorization. Each party to this First Amendment hereby represents and warrants that the execution, delivery and performance of this First Amendment is within the powers of such party and has been duly authorized by the party, is in accordance with all applicable laws and regulations, and this First Amendment constitutes the valid and enforceable obligation of each party in accordance with its terms.

(b)Effect of First Amendment. Each party acknowledges that this First Amendment constitutes a written instrument as contemplated by Paragraph 11.2 of the Agreement. Except as specifically amended above, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

(c) Counterparts. This First Amendment may be executed in any number of counterparts, each of which may be executed by only one of the parties hereto, and each of which shall be enforceable against the party actually executing such counterpart, and all of which shall together constitute one instrument.
(d) Titles and Subtitles. The titles and subtitles used in this First Amendment are used for convenience only and are not to be considered in construing or interpreting this First Amendment.
(e) Governing Law and Dispute Resolution. This First Amendment shall be construed in accordance with the laws of the State of New York without regard to applicable conflicts of laws provisions and any dispute, controversy, or claim arising out of or relating to this First Amendment shall be governed by the provisions of Paragraph 11.7 of the Agreement.
(f) Severability. Should any part of this First Amendment be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining portion.
     IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to be executed as of the date first above written.

CUMBERLAND:

CUMBERLAND PHARMACEUTICALS INC.

By:	/s/ A.J. Kazimi

Title:	Chief Executive Officer

Date:	December 13, 2006

BIONICHE:

BIONICHE TEORANTA

By:	/s/ John Kavanagh

Title:	Managing Director

Date:	November 16, 2006

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